I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2024, Old Second Bancorp, Inc. (the “Company”) entered into an employment agreement with Mr. Gary Collins, which supersedes Mr. Collins’ August 1, 2016 revised offer letter but does not supersede Mr. Collin’s current Compensation and Benefits Assurance Agreement (the “CBAA”) that provides him with certain severance benefits if he is terminated following a change in control (as defined in the CBAA). Under the employment agreement, Mr. Collins will continue to serve as Vice Chairman of Old Second National Bank and the Company; provided that on or before June 30, 2024, as specified by the Company’s Chief Executive Officer (the “CEO”), Mr. Collins will transition out of direct management of business lines and staff and will instead focus on strategic objectives, reporting directly to the CEO.

The employment agreement shall remain in effect until July 1, 2027 (the “Term”). Under the employment agreement, Mr. Collins will initially receive his current annual base salary of $394,012.30.  On July 1, 2024, the annualized base salary shall be adjusted to $300,000. Mr. Collins’ base salary will be reviewed annually and he may be eligible for merit based increases at the sole discretion of the Company.

In addition to his base salary, Mr. Collins is eligible to receive performance-based annual incentive bonuses with a target bonus of fifty percent (50%) of his base salary, in accordance with the Company’s annual incentive plan, reimbursement for costs of club membership dues, and also to receive employee benefits on as favorable a basis as other similarly situated executives of the Company.

Within 60 days of Mr. Collins’ termination without Cause (as defined in the CBAA) and such termination qualifies as a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)  (a “Qualifying Termination”), Mr. Collins is entitled to (i) a lump-sum cash payment in an amount equal to Mr. Collins’ unpaid base salary, accrued paid time off, unreimbursed business expenses, and all other items earned by and owed to Mr. Collins through the date of such termination, (ii) a lump-sum cash payment equal to the sum of (x) one times Mr. Collins’ annual base salary then in effect (but not less than the $300,000 base salary in effect on July 1, 2024) and (y) a pro-rata payment of Mr. Collins’ target annual bonus for the year based on his full months of employment during such year of termination, (iii) immediate full vesting of all time-based equity awards outstanding and vesting of performance-based equity awards at a pro-rata amount based on the target number of performance-based awards multiplied by the quotient of (x) the number of full months that have elapsed between the first day of the performance period and the termination date and (y) the number of full months in the applicable performance period, and (iv) continued health insurance through COBRA or the Company’s retiree plan for up to 12 months following the termination at a cost that is the same as paid by active employees.

Upon termination for any other reason, including by reason of Mr. Collins’ death or disability, his voluntary termination for any reason, or his termination of employment with the Company for Cause (as defined in the CBAA), Mr. Collins will be entitled to the benefits described in (i) and (iii) in the preceding paragraph.

If Mr. Collins incurs a Qualifying Termination that entitles him severance benefits under his employment agreement, and then later becomes entitled to severance benefits under his CBAA due to a change in control (“CBAA Benefits”), Mr. Collins has agreed that such CBAA Benefits shall be reduced by the amount of severance benefits that he received or is entitled to receive under the employment agreement.  If a change in control occurs during the Term that entitles Mr. Collins to CBAA Benefits upon his Qualifying Termination, Mr. Collins has agreed that he shall be entitled solely to the CBAA Benefits, and no severance benefits shall be due under his employment agreement.  For the avoidance of doubt, in all events Mr. Collins shall not be entitled to receive both the full amount of severance benefits under his employment agreement and the CBAA Benefits.

As a condition to the above payments promised under his employment agreement, Mr. Collins has agreed that upon any termination of employment with the Company for any reason (a) he is subject to certain confidentiality, non-disclosure, non-interference and non-solicitation restrictions for a period of 12 months following termination of employment with the Company for any reason, which restrictions supersede and replace similar provisions in the CBAA; (b) he is deemed to resign all of his officer, fiduciary, and board positions with the Company or its affiliates; (c) he will execute a general release; and (d) the protective period under the CBAA will terminate no later than July 1, 2027.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in Mr. Collins’ employment agreement, and is subject to and qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

The information called for by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Collins, and information with respect to Mr. Collins’ CBAA, is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 14, 2023 and in the Company’s Annual Report on Form 10-K filed with U.S. Securities and Exchange Commission on March 7, 2024, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement between Mr. Gary Collins and Old Second Bancorp, Inc. dated March 20, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: March 26, 2024	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President, Chief Operating Officer and
Chief Financial Officer